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                                [FORM OF PROXY]

                                                                   EXHIBIT 99.3


P R O X Y

                           LAM RESEARCH CORPORATION

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 5, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated July 7, 1997, and hereby appoints Roger D. Emerick and Richard H. Lovgren, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of LAM RESEARCH CORPORATION to be held at 4650 Cushing Parkway, Fremont, California, on August 5, 1997 at 2:00 p.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AGAINST PROPOSALS 3 AND 4 ON THE REVERSE SIDE HEREOF AND WILL HAVE NO EFFECT ON PROPOSALS 1 AND 2. IF SUBSEQUENT TO MAILING THIS PROXY CARD, THE HOLDER OF THE SHARES REPRESENTED BY THIS PROXY WISHES TO REVOKE OR CHANGE SUCH HOLDER'S VOTE, THE HOLDER MAY DO SO BY PHONING 1-888-LAM-TRAK OR LOGGING ONTO THE WORLD WIDE WEB AT HTTP://WWW.LAMRC.COM AT ANY TIME AFTER JULY 25, 1997 AND FOLLOWING THE INSTRUCTIONS PROVIDED BY THE MESSAGES THEREON.

                                                                          SEE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE            REVERSE
                                                                          SIDE

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                                                    Please
                                                      mark
                                                     votes   X
                                                     as in
                                                      this
                                                    example

   The undersigned acknowledges receipt of the Notice of Special Meeting and Joint Proxy Statement/Prospectus dated July 7, 1997.

Signature(s) ___________________________   Date _______________________________
NOTE: PLEASE MARK, SIGN, AND DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(1) To approve the issuance of shares of the Common Stock, par value $0.001 per share of Lam Research Corporation, a Delaware corporation ("Lam"), to the stockholders of OnTrak Systems, Inc., a Delaware corporation ("OnTrak"), pursuant to an Agreement and Plan of Merger, dated as of March 24, 1997, among Lam, OnTrak and Omega Acquisition Corp., a wholly-owned subsidiary of Lam ("Merger Sub"), providing for the merger of Merger Sub with and into OnTrak (the "Merger").

                 FOR  [_]       AGAINST  [_]      ABSTAIN  [_]

(2) To approve and adopt the Lam 1997 Stock Incentive Plan.

                 FOR  [_]       AGAINST  [_]      ABSTAIN  [_]

(3) To approve an amendment to the Certificate of Incorporation of Lam (the "Certificate") to eliminate stockholder action by written consent.

                 FOR  [_]       AGAINST  [_]      ABSTAIN  [_]

4) To approve an amendment to the Certificat to eliminate cumulative voting in the election of directors.

                 FOR  [_]       AGAINST  [_]      ABSTAIN  [_]


                                Note: Please sign exactly as your name appears on your stock certificate. If the stock is registered in the names of two or more person, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

                                MARK HERE
                                FOR ADDRESS
                                CHANGE AND
                                NOTE AT LEFT